2021 Linde plc Long Term Incentive Plan Effective as of July 26, 2021

Table of Contents

2021 Linde plc Long Term Incentive Plan
(Effective as of July 26, 2021)

A. Establishment, Purpose, and Duration
a.Establishment. Linde plc, an Irish public limited company (hereinafter referred to as the “Company”), hereby adopts its 2021 Linde plc Long Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Units, and Other Stock-Based Awards. This Plan was adopted by the Board on April 26, 2021 and shall become effective upon shareholder approval on July 26, 2021 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. As of the Effective Date, no new awards shall be granted or awarded under the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (the “Legacy Plan”) and any authorized Shares that remain available for grant under new awards thereunder shall be cancelled. Any awards granted under the Legacy Plan (whether vested or unvested) prior to the Effective Date shall remain outstanding under such plan in accordance with their terms and this Plan shall not affect the terms or conditions of any such award.
a.Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees develop personal involvement in the financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract and retain able Employees and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. This Plan also provides a means of compensating Directors in the form of equity as a complement to other elements of the Directors’ overall compensation program and to align their interests with those of the Company’s shareholders.
b.Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate July 25, 2031. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
B. Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
a.“Acquisition Awards” has the meaning set forth in Section 4.2.
b.“Administrator” has the meaning set forth in Section 3.5.
c.“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
d.“Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
e.“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
f.“Board” means the Board of Directors of the Company.
g.“Change in Control” means the occurrence of any one of the following events with respect to the Company:
i.individuals who, on January 1, 2021, constitute the Board (the “Incumbent Directors”) cease, for any reason, to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2021, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company proxy statement in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed an Incumbent Director;
ii.any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Linde Voting Securities”); provided, however, that the event described in this Subsection 2.7(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries; (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (D) pursuant to a Non-Qualifying Transaction (as defined in Subsection 2.7(c));
iii.the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Linde Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Linde Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Linde Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
iv.the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, to the extent an Award is subject to Code Section 409A, the Committee shall have the discretion to define Change in Control for such Award in a manner which complies with such Code Section.
a.“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
b.“Committee” means, with respect to Awards granted to (a) Employees, the Compensation Committee of the Board, and (b) Directors, the Nominations and Governance Committee of the Board, and in each case, any other committee designated by the Board to administer this Plan with respect to Employee or Director Awards. The Committee shall consist of not less than two directors. However, if a member of the Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may, from time to time, delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation, or the Nominations and Governance Committee’s delegation, as the case may be. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, other than any actions required to be carried out by a committee of at least two “non-employee directors”.
c.“Company” means Linde plc, an Irish public limited company, and any successor thereto as provided in Article 19 herein.
d. “Director” means any director of the Company who is not an Employee.
e.“Effective Date” has the meaning set forth in Section 1.1.
f.“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or its Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or its Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or its Subsidiary during such period.
g.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
h.“Fair Market Value” or “FMV” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of a Share reported on the New York Stock Exchange Composite Transactions tape on such date, or, if no Shares were traded on such date, on the next preceding day on which sales of Shares were reported on the New York Stock Exchange Composite Transactions tape.
i.“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.
j.“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
k.“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
l.“Insider” shall mean an individual who is, on the relevant date, an executive officer of the Company or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
m.“Market Price” means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low prices of a Share reported on the New York Stock Exchange Composite Transactions tape on such date, or, if no Shares were traded on such date, on the next preceding day on which sales of Shares were reported on the New York Stock Exchange Composite Transactions tape.
n.“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
o.“Officer” means an Employee who is either (a) an “executive officer” (within the meaning of Rule 3b-7 of the Exchange Act), or (b) an “officer” elected by the Board and holding a position with a Linde Global Grade of 30 or higher (or the future equivalent thereof).
p.“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
q.“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
r.“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
s.“Participant” means any Employee or a Director to whom an Award is granted.

t.“Performance Goal” means, with respect to any applicable Award to an Employee, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Award Agreement.
u.“Performance Measure” means with respect to any Award granted under Article 12 below, any performance measure or measures as determined by the Committee in its discretion and set forth in the applicable Award Agreement for purposes of determining the applicable Performance Goal.
v.“Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award granted to an Employee.
w.“Performance Unit” means an Award to an Employee under Article 9 herein and subject to the terms of this Plan, denominated in Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding Performance Goal(s) has been achieved during the applicable Performance Period.
x.“Plan” means this 2021 Linde plc Long Term Incentive Plan.
y.“Restricted Stock” means Shares issued pursuant to a Restricted Stock Grant under Article 8, so long as the Shares remain subject to the restrictions and conditions specified in the Award Agreement pursuant to which such Restricted Stock Grant is made.
z.“Restricted Stock Grant” means an Award of Restricted Stock or Restricted Stock Units made pursuant to the provisions of Article 8.
aa.“Restricted Stock Unit” means a Unit issued pursuant to a Restricted Stock Grant under Article 8 so long as the Units remain subject to the restrictions and conditions specified in the Award Agreement.
ab.“Restriction Period” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
ac.“Share” means an ordinary share of EUR0.001 in the capital of the Company or any security issued by the Company in substitution or exchange therefor or in lieu thereof.
ad.“Share Equivalent” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical Share, credited to the Participant and having a value at any time equal to the FMV of a Share (or fraction thereof) at such time.
ae.“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.
af.“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of fifty percent (50%) or greater by reason of stock ownership or otherwise; provided, however, that (a) for purposes of determining whether any Employee can be a Participant with respect to any Award of Incentive Stock Option, the term “Subsidiary” has the meaning given to such term in Code Section 424, as interpreted by the regulations thereunder and applicable law; and (b) for purposes of determining whether any individual may be a Participant with respect to any Award of Options or SARs that are intended to be exempt from Code Section

409A, the term “Subsidiary” means any corporation or other entity to which the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A.
ag.“Unit” means a bookkeeping entry used by the Company to record and account for the grant or settlement of an Award until such time as the Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Share Equivalent.
C. Administration
a.General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
b.Authority of the Committee. The Committee shall have sole and absolute discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to, or in connection with, this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper and references herein to the Committee’s discretion shall refer to such sole and absolute discretion. Such authority shall include, but not be limited to, (a) selecting Participants, (b) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, (c) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, (d) construing any ambiguous provision of the Plan or any Award Agreement, (e) determining whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee, and (3) Awards may be settled by the Company or any of its designees, and (f) subject to Article 17 adopting modifications and amendments to this Plan or any Award Agreement, including, without limitation, any that are necessary to comply with the laws, rules or regulations of the countries and other jurisdictions in which the Company and/or its Subsidiaries operate or to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised. Such provisions shall be determined in the discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all such Awards, and may reflect distinctions based on the reasons for termination.
c.Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize the Chief Executive Officer of the Company (the “CEO”) or any other officer of the Company, to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities for any Awards to be granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards the CEO or officer may grant; and (iii) the CEO or officer, as applicable, shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
d.Non-Uniform Determinations. The Board’s and the Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board and the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether an Award holder’s employment or other service has been terminated for purposes of the Plan.
e.Indemnification. No member of the Committee or any person to whom administrative duties or powers have been delegated in accordance with Section 3.3 (each, an “Administrator”) will have any liability to any person (including any Participant) for any action taken or omitted or any determination made in good faith with respect to the Plan or any Award. Each Administrator will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Administrator in connection with or resulting from any action, suit or proceeding to which such Administrator may be a party or in which such Administrator may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Administrator, with the Company’s approval, in settlement thereof, or paid by such Administrator in satisfaction of any judgment in any such action, suit or proceeding against such Administrator, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice. To the extent any taxable expense reimbursement under this paragraph is subject to Section 409A of the Code, (a) the amount thereof eligible in one taxable year shall not affect the amount eligible in any other taxable year; (b) in no event shall any expenses be reimbursed after the last day of the taxable year following the taxable year in which the Administrator incurred such expenses; and (c) in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit. The foregoing right of indemnification will not be available to an Administrator to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Administrator giving rise to the indemnification claim resulted from such Administrator’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an Administrator may be entitled under the Company’s articles of association or constitution, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
D.Shares Subject to this Plan and Maximum Awards
a.Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.5, the maximum number of Shares which may be issued pursuant to Awards under this Plan on or after the Effective Date shall be 9,000,000 Shares (the “Share Authorization”). The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 9,000,000 Shares. The maximum number of Shares of the Share Authorization that may be issued under this Plan pursuant to Awards other than Options or SARs shall be 3,000,000 Shares. For the avoidance of doubt, as of the Effective Date, no new awards shall be granted or awarded under the Legacy Plan and any authorized Shares that remain available for grant under new awards under the Legacy Plan shall be cancelled. Any awards granted under the Legacy Plan (whether vested or unvested) prior to the Effective Date shall remain outstanding under such plan in accordance with their terms and this Plan shall not affect the terms or conditions of any such award.
b.Share Usage. Shares subject to an Award that expires according to its terms or is forfeited, terminated, canceled or surrendered, in each case, without having been exercised or settled, or can be paid only in cash, will be available again for grant under the Plan, without reducing the number of Shares that are available for Awards under the Plan. In no event shall (a) any Shares subject to an Option that is cancelled upon the exercise of a tandem SAR, (b) any Shares subject to an Award that are surrendered in payment of the exercise price of an Option or in payment of the taxes associated with an Award, (c) any Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof, or (d) any Shares repurchased by the Company using Option proceeds, become available for grant under the Plan pursuant to this Section 4.2. Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the Share Authorization. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Share Authorization, subject to applicable stock exchange requirements.
c.Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.5, shall apply to grants of Awards to Employees under this Plan:
i.Options and SARS: The maximum aggregate number of Shares subject to Options, SARs or any combination thereof granted in any one calendar year to any one Participant shall be 2,000,000 (with tandem Options and SARs being counted only once with respect to this limit).

ii.Other Awards: The maximum aggregate number of Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Compensation granted in any one calendar year to any one Participant shall be 300,000 Shares or, in the event such Award is payable in cash, the equivalent cash value thereof on the first day of the performance period to which such Award relates, as determined by the Committee.
d.Director Awards. In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of the shareholders of the Company, the Plan permits the grant of Awards to Directors.
e.Adjustments in Authorized Shares. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, share dividend (bonus issue), other distribution of cash or property (other than normal cash dividends) to shareholders of the Company, share split, reverse share split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure affecting the number or type of outstanding Shares, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards (including, without limitation, the substitution of other securities, cash or property in lieu thereof), the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
To further reflect any of the foregoing events, transactions or adjustments, the Committee, in its discretion, may also make adjustments in the terms of any Awards under this Plan and may modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods, as it deems necessary or appropriate. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with FASB ASC Topic 718).
A.Eligibility and Participation
Only Employees and Directors shall be eligible to participate in this Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select those Employees or Directors to whom Awards shall be granted and shall determine, in its discretion, the nature of, any and all terms permissible by law, and the amount of each Award; provided, however, that no Award made to a Director shall be subject to or conditioned upon the attainment of any Performance Goal.
A.Stock Options
a.Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its discretion.

Options may be granted in addition to, or in tandem with or independent of, SARs or any other Awards under the Plan.
b.Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the term of the Option, the number of Shares to which the Option pertains, the conditions, including any Performance Goals, upon which an Option shall become vested and exercisable, and such other terms and conditions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that an Award Agreement does not specify whether the Option is intended to be an ISO or an NQSO, such Option shall be an NQSO.
c.Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its discretion and shall be specified in the Award Agreement; provided, however, the Option Price (other than the Option Price of Acquisition Awards) must be at least equal to 100% of the FMV of the Shares as determined on the Grant Date.
d.Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of its Grant Date.
e.Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant): (a) Awards of Options subject solely to the continued service of the Participant shall become exercisable no earlier than three (3) years after the Grant Date, provided that such Option may partially vest after no less than one (1) year following such Grant Date; and (b) any other Award of Options shall become exercisable no earlier than one (1) year after the Grant Date.
f.Payment. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Market Price at the time of exercise equal to the Option Price (provided that the Shares that are tendered may be subject to a minimum holding period, as determined by the Committee in its discretion, prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by having the Company withhold Shares that otherwise would be delivered to the exerciser pursuant to the exercise of the Option having a value equaling the aggregate Option Price due; (d) by a cashless (broker-assisted) exercise; (e) by a combination of (a), (b), (c) and/or (d); or (f) any other method approved or accepted by the Committee in its discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
a.Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
B.Stock Appreciation Rights
a.Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee, in its discretion. Subject to the terms and conditions of this Plan, the Committee shall have discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs. SARs may be granted under the Plan alone, in tandem with, in addition to or independent of, Options or any other Awards under the Plan.
b.SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares to which the SAR pertains, the conditions, including any Performance Goals, upon which the SAR shall become vested and exercisable, and such other terms and conditions as the Committee shall determine, which are not inconsistent with the terms of this Plan.
c.Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its discretion, and specified in the SAR Award Agreement; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date.
d.Grant Price. The Grant Price for each Award of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to 100% of the FMV of the Shares as determined on the Grant Date (other than the Grant Price of Acquisition Awards).
e.Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant): (a) Awards of SARs subject solely to the continued service of the Participant shall become exercisable no earlier than three (3) years after the Grant Date provided that such SAR may partially vest after no less than one (1) year following such Grant Date; and (b) any other Award of SARs shall become exercisable no earlier than one (1) year after the Grant Date. The Committee may provide that a SAR shall be automatically exercised on one or more specified dates.
f.Payment of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

i.The excess of the FMV of a Share on the date of exercise over the Grant Price; by
ii.The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
A.Restricted Stock Grants
a.Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Grants to Participants in such amounts as the Committee shall determine. A Restricted Stock Grant is the issue of Shares or Units in the name of a Participant subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Shares or Units and the requirement that the Participant forfeit such Shares or Units back to the Company (a) upon termination of employment of an Employee or termination of service as a Director for specified reasons within a specified period of time; (b) if any specified Performance Goals are not achieved during a specified Performance Period; or (c) if such other conditions as the Committee may specify are not satisfied.
b.Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock Grant shall be evidenced by an Award Agreement that shall specify the Restriction Period(s), the number of Shares of Restricted Stock and/or Restricted Stock Units granted, the conditions and restrictions imposed upon the Restricted Stock Grant, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
c.Restriction Period. Each Restricted Stock Grant shall provide that in order for a Participant to receive unrestricted Shares or payment in settlement of a Restricted Stock Unit, the Participant must remain an Employee or a Director, as the case may be, for a period of time specified by the Committee in the Award Agreement. The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of restrictions of Awards to Employees. Except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant): (a) Awards of Restricted Stock and/or Restricted Stock Units subject solely to the continued service of the Participant shall have a Restriction Period of not less than three (3) years from the Grant Date; provided, however, that up to an aggregate of five percent (5%) of the 3,000,000 Share Authorization under Section 4.1 of this Plan applicable to Awards other than Options or SARs, as may be adjusted from time to time pursuant to the provisions of this Plan, may be granted to Participants with a vesting period of less than three (3) years; and (b) Awards to Employees of Restricted Stock and/or Restricted Stock Units subject to the achievement of one or more Performance Goals shall have a minimum Restriction Period of one (1) year. The Committee may provide for the lapse of restrictions in installments during the Restriction Period.

d.Restrictions. During the Restriction Period, the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the Shares or Units subject to the Restricted Stock Grant. Unless otherwise directed by the Committee, (i) all certificates representing Shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. The Committee may, in its discretion, include such other restrictions and conditions as it may deem appropriate.
e.Payment. Subject to Section 12.4 below, if applicable, upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the Shares of Restricted Stock will be made available to the Participant or the Restricted Stock Units will be vested in the account of the Participant, free of all restrictions, provided that the Committee may, in its discretion, require (a) the further deferral of any Restricted Stock Grant beyond the initially specified Restriction Period; (b) that the Restricted Stock or Restricted Stock Units be retained by the Company; and (c) that the Participant receive a cash payment in lieu of unrestricted Shares or Units.
f.Rights as a Shareholder. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any dividends paid thereon. Any such dividends shall be reinvested on the dividend payment date in additional Shares of Restricted Stock under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein. A Participant shall not have, with respect to Restricted Stock Units, any voting or other rights of a shareholder of the Company; provided, however, that if determined by the Committee and set forth in the Participant’s Award Agreement, the Participant shall have the right to receive Dividend Equivalents in accordance with the provisions of Article 13.
g.Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
h.Restricted Stock Grants Subject to Performance-Based Vesting. Restricted Stock Grant that are subject to performance-based vesting shall also be subject to the terms and conditions of Article 12 below.
B.Performance Units
a.Grant of Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units to Employees in such amounts and upon such terms as the Committee shall determine. Each Performance Unit shall represent the prospective contingent right to receive payment based upon Company and/or Subsidiary performance over a specified Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant and need not be equivalent to the value of a Share Equivalent. At the time of grant, the Committee, in its discretion, shall establish the Performance Period, Performance Measures, Performance Goals and such other terms and conditions applicable to such Award. The number of Shares and/or the amount of cash or other consideration earned in settlement of a Performance Unit shall be determined at the end of the Performance Period.
b.Earning of Performance Units. Each Performance Unit Award Agreement shall provide that in order for an Employee to receive a payment in settlement of the Award, the Company must achieve certain Performance Goals over a designated Performance Period, with attainment of one or more Performance Goals determined using one or more specific Performance Measures. The Performance Goals and the Performance Period shall be established by the Committee in its discretion; provided, however, that except upon a Change in Control and in certain limited situations (including, but not limited to, the death or disability of the Participant), the Performance Period must have a minimum duration of one (1) year. The Committee shall establish one or more Performance Measures for each Performance Period for determining the portion of the Performance Unit Award, which will be earned or forfeited, based on the extent to which the Performance Goals are achieved or exceeded. Such Performance Goals may include minimum, maximum and target levels of performance, with the size of the payment payable in settlement of the Performance Unit Award based on the level attained.
c.Form of Performance Unit Award. Performance Unit Awards shall be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may, from time to time, approve. Performance Units may be awarded alone, in addition to, or independent of other Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Unit Award made to an Employee and may impose different terms and conditions on any particular Performance Unit Award made to any Employee. The Performance Goals, Performance Period or Periods, Performance Measures and other terms and conditions applicable to any Performance Unit Award shall be set forth in the relevant Award Agreement.
d.Payment of Performance Units. Subject to the terms of this Plan and the applicable Award Agreement, after the later of the date the applicable Performance Period has ended or the date on which any other terms and conditions applicable to such Performance Unit Award have been satisfied, the holder of Performance Units shall be entitled to receive payout of the value and number of Performance Units earned by the Employee over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Subject to Section 12.4 below, if applicable, such payment shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its discretion, may pay earned Performance Units in the form of Shares, cash, any combination thereof, or any other form as designated by the Committee in its discretion, equal to the value of the earned Performance Units at the close of the applicable Performance Period, or at such other time as specified in the Award Agreement. Any Shares paid in settlement of such Performance Units may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the applicable Award Agreement.
C.Other Stock-Based Awards
a.Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including, subject to the limitations below, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Notwithstanding any provision in this Plan to the contrary, Awards of unrestricted Shares shall only be made in lieu of salary and/or cash bonuses/variable compensation paid to Employees or cash fees paid to Directors.
b.Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or Units, as determined by the Committee. The Committee may, in its discretion, establish Performance Goals with respect to any Other Stock-Based Awards. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant may depend on the extent to which the Performance Goals are met.
c.Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
d.Other Stock-Based Awards Subject to Performance-Based Vesting. Any Other Stock-Based Award that is subject to performance-based vesting shall also be subject to the terms and conditions of Article 12 below.
D.Transferability of Awards
No Award under the Plan, and no right or interest therein, shall be (a) assignable, alienable, pledgable or transferable by a Participant, except by will or the laws of descent and distribution, or (b) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (c) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Options and SARs are exercisable only by, Shares issued upon the exercise of Options and SARs or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related Award Agreement: (i) authorize a Participant to transfer all or a portion of any Nonqualified Stock Option or SAR, as the case may be, granted to such Participant, provided that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust or partnership for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Nonqualified Stock Option or SAR which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Option or SAR. In no event shall any permitted transfer of an Option, SAR or other grant or Award create any right in any party in respect of any Option, SAR or other grant or Award, other than the rights of the qualified transferee in respect of such Option, SAR or other Award specified in the related Award Agreement.
A.Performance Measures
a.Performance Measures. The Performance Goals upon which the payment or vesting of an Award granted pursuant to this Article 12 may be one or more of the Performance Measures determined by the Committee in its discretion.
Any Performance Measure or Measures may be used to measure the performance of the Company and/or its Subsidiary as a whole or any business unit of the Company and/or its Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its discretion, deems appropriate, or the Committee may select Share price as a Performance Measure as compared to various stock market indices. The Committee also has the authority to provide in an Award Agreement for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the applicable Performance Measures.
Except as otherwise expressly provided in the Plan or an Award Agreement, all financial terms are used as defined under Generally Accepted Accounting Principles or such other objective accounting principles, as may be designated by the Committee.
a.Establishment of the Performance Period, Performance Goals and Formula. Except as otherwise required under applicable law, rule or regulation or the applicable Award Agreement, a Participant’s Award that is granted pursuant to this Article 12 shall be determined based on the attainment of the applicable Performance Goals approved by the Committee for a Performance Period established by the Committee.
b.Evaluation of Performance. The Committee may determine in its discretion whether any evaluation of performance should include or exclude the effect of (a) any transaction, occurrence or other event impacting an applicable Performance Goal or Performance Measure or (b) any unforeseen market conditions beyond the control of the Company and its Subsidiaries, Employees, officers and directors.
c.Adjustment of Performance-Based Awards. Performance Goals and/or the Performance Measures applicable to Awards that are granted pursuant to this Article 12 may be adjusted upward or downward as determined by the Committee in its discretion. The Committee shall retain the discretion to adjust such Awards either on a formula or discretionary basis or any combination, as the Committee determines.
B.Dividend Equivalents
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares or Share Equivalents that are subject to any Award (other than Options and SARs), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settled or expires, as determined by the Committee (“Dividend Equivalents”). Except as otherwise provided in the Plan or the applicable Award Agreement, such Dividend Equivalents shall be converted to cash or additional Shares or Share Equivalents by such formula, at such time and subject to such limitations as may be determined by the Committee; provided, however, that in no event shall any Dividend Equivalents become payable earlier than the date on which the underlying Award becomes vested and payable.
A.Termination of Employment or Service as a Director
a.Stock Options and SARs. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an Option or SAR following termination of, as the case may be, (a) an Employee’s employment with the Company and/or its Subsidiaries or (b) a Director’s service as a director of the Company. Such provisions shall be determined in the discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options and SARs issued under this Plan, and may reflect distinctions based on the reasons for termination.
b.Restricted Stock Grant, Performance Units and Other Stock-Based Awards. The Award Agreement for each Restricted Stock Grant, Performance Unit and Other Stock-Based Award shall set forth the extent to which such Award shall vest and/or may be forfeited upon termination of, as the case may be, (a) the Employee’s employment with the Company and/or its Subsidiaries or (b) Director’s service as a director of the Company. Such provisions shall be determined in the discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all such Awards, and may reflect distinctions based on the reasons for termination.
B.Rights of Participants
a.Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries, to terminate any Employee’s employment at any time or for any reason not prohibited by law, nor confer upon any Employee any right to continue his employment, or upon any Director a right to continue to serve as a Director, for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Subsidiaries for an Employee or a contract for service as a director with the Company for a Director and, accordingly, subject to Article 17, this Plan and the benefits hereunder may be terminated at any time in the discretion of the Committee without giving rise to any liability on the part of the Company and/or its Subsidiaries.
a.Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
b.Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
C.Change in Control
The Committee, in its discretion, may specify in the applicable Award Agreement the effect, if any, of a Change in Control on any Award held by a Participant, including the adjustment or other treatment of Performance Goals; provided, however, that any such provision included in an Award Agreement granted to a Participant who is at the time an Officer shall specify that if (i) a Change in Control occurs and (ii) within two (2) years thereafter (or such other period of time following the Change in Control specified in the applicable Award Agreement), such Officer’s employment with the Company (or an applicable Subsidiary) or any successor thereto is terminated without “cause” (as defined in the applicable Award Agreement)

or if the Officer terminates employment for “good reason” (as defined in the applicable Award Agreement), then such Award shall become partially or fully vested (including the lapsing of restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment.
Notwithstanding the foregoing, the Committee may, in its discretion, determine in connection with a Change in Control that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination, the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such transaction and the purchase price per share, if any, under the Award, multiplied by the number of Shares subject to such Award; provided that if such product is zero or less, the Award will be canceled and terminated without payment therefor.
A.Amendment, Modification, Suspension, and Termination
a.Amendment, Modification, Suspension, and Termination. Subject to Section 17.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part without approval of the Company’s shareholders, unless such approval is necessary to comply with applicable laws, including the Exchange Act and the Code, or the rules and regulations of any securities exchange on which the Shares are listed. In no event may the Board amend the Plan without the prior approval of the Company’s shareholders to (a) increase the maximum number of Shares which may be issued pursuant to the Plan; (b) increase any limitation set forth in the Plan on the number of Shares which may be issued, or the aggregate value of Awards which may be made, in respect of any type of Award to any single Participant during any specified period; (c) change the class of individuals eligible to participate in the Plan; (d) reduce the minimum Option Price or the minimum SAR Grant Price as set forth in Sections 6.3 and 7.4; or (e) reduce the minimum vesting period, Restriction Period or Performance Period requirements applicable to Awards under the Plan. Furthermore, except as provided in Section 4.5 and Article 16, in no event may the terms of a previously granted Option or SAR be amended to reduce its Option Price or Grant Price, as applicable, or to cancel the Award (including following a Participant’s voluntary surrender of an “underwater” Option or SAR) in exchange for cash or an Option, SAR, or other Award with an Option Price, Grant Price or other exercise price that is less than the Option Price or Grant Price, as applicable, of the original Option or SAR, without obtaining approval of the Company’s shareholders.
b.Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.3), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
c.Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.3 to any Award granted under the Plan without further consideration or action.
B.Tax Withholding; No Liability with Respect to Tax Qualification or Adverse Tax Treatment
All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of Shares to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or Shares) under the Plan.
Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Participant on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A of the Code.
A.Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
A.General Provisions
a.Forfeiture Events and Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, any Participant’s fraud resulting in the restatement of the Company’s published earnings, termination of an Employee’s employment or a Director’s service as a director for cause, termination of the Participant’s provision of services to the Company and/or its Subsidiary, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. In addition, Awards shall be subject to the clawback or recapture policy, if any, that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed or paid to the Participant.
b.Legend; Restrictions on Share Transferability; Stock Ownership Policy. The certificates or book entry for Shares may include any legend or notation, which the Committee deems appropriate to reflect any restrictions on transfer of such Shares. The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state or other securities laws applicable to such Shares. In addition, as applicable, each Participant shall at all times be subject to compliance with the Company’s executive stock ownership policy, as in effect from time to time, with respect to each Award.
c.Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
d.Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
e.Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
i.Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
ii.Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
f.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
g.Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
h.Employees or Directors Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Employees or in which Directors may reside, the Committee, in its discretion, shall have the power and authority to:
i.Determine which Subsidiaries shall be covered by this Plan;
ii.Determine which Employees or Directors outside the United States are eligible to participate in this Plan;
iii.Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;
iv.Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.8 by the Committee shall be attached to this Plan document as appendices; and
v.Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
a.Uncertificated Shares. The transfer of Shares in connection with the exercise or settlement of an Award granted hereunder may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
b.Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
c.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. To the extent settlement or payout of an Award would result in a fractional Share being issuable, the number of Shares subject to settlement or payout under such Award shall be rounded down to the nearest whole Share and any rights to any fractional Shares (or payment therefor) shall be forfeited.
d.Section 409A of the Code; Deferrals. The Committee shall have full authority to give effect to any statement in an Award Agreement to the effect that an Award is intended to be “deferred compensation” subject to Section 409A, to be exempt from Section 409A or to have other intended treatment under Section 409A and/or other provision of the Code. To the extent necessary to give effect to this authority, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to the subject matter of this Section 20.12, the Plan shall govern. With respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A: (a) references to termination of the Participant’s employment will mean the Participant’s “separation from service” with the Company or any applicable Subsidiary within the meaning of Section 409A; (b) any payment to be made with respect to such Award in connection with the Participant’s separation from service with the Company or any applicable Subsidiary that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A; (c) to the extent necessary to comply with Section 409A, any cash, other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A); (d) if the

Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; and (e) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the regulations promulgated under the Code), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award.
To the extent permitted by Code Section 409A, the Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Shares that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for payment of such deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Share Equivalents or Restricted Stock Units. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established by the Committee. This Section 20.12 shall not apply to any grant of Options or SARs that are intended to be exempt from Code Section 409A.
a.Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant or Participants.
b.No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.
c.Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Connecticut, excluding any conflict of laws or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts in Fairfield County, Connecticut, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
d.Right of Offset. Except with respect to Awards that are intended to be “deferred compensation” subject to Section 409A, the Company will have the right to offset against its obligation to deliver Shares (or cash, other securities or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, relocation, automobile or other employee programs)

that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.
e.Irish Conditions of Issuance. Notwithstanding any other provision of this Plan or any Award Agreement, (a) the Company shall not be obliged to issue any Shares pursuant to an Award unless at least the par (nominal) value of such newly issued Share has been fully paid in advance in accordance with applicable law (which requirement may mean the holder of an Award is obliged to make such payment), (b) no adjustments may be made to an Award which reduce the price payable for a Share subject to such Award below the par (nominal) value of a Share and (c) the Company shall not be obliged to issue or deliver any Shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.
f.No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Participant of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 3.5 will inure to the benefit of an Administrator’s estate and beneficiaries and legatees.
g.Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.